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                                                             Exhibit 4 (uu)


                AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT
                ------------------------------------------------


          AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT, dated as of
December 19, 2002 (this "Amendment"), by and between TXU Corp., a Texas corporation (the "Company"), UXT Holdings LLC, and UXT Intermediary LLC (each, a "Purchaser" and collectively, "Purchasers").

          WHEREAS, the Company and the Purchasers have heretofore entered into a Registration Rights Agreement, dated as of November 22, 2002 (the "Agreement"; capitalized terms used herein without definition having the meaning ascribed thereto in the Agreement); and

          WHEREAS, the Purchasers are the Holders of all of the outstanding
Notes.

          NOW, THERETOFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

     1. Effective Period. The definition of "Effective Period" in Section 1 of the Agreement is amended in its entirety as follows:

          "Effective Period" shall mean the period commencing with the effective date of the Shelf Registration Statement and ending on the date that is 180 days from the date that the number of Registrable Securities is less than ten percent (10%) of the initial amount of Registrable Securities; provided, however, that, for purposes of Section 12 hereof and Section 9 of the Exchange Agreement, "Effective Period" shall mean the period ending on the date that the Purchasers and their Affiliates, as a group, own Notes and Common Stock aggregating less than $75,000,000 in aggregate principal amount (determined, in the case of Common Stock, on the basis of the Note Exercise Price at the date Exchange Rights are exercised with respect to such Common Stock (as such terms are defined in the Exchange Agreement)).

     2. Registrable Securities. The first sentence of the definition of "Registrable Securities" in Section 1 of the Agreement is amended in its entirety as follows:

          "Registrable Securities" shall mean (a) the shares of Common Stock issued or issuable pursuant to the Exchange Agreement and held or to be held by a Holder upon exchange of any Notes and (b) any securities issuable or issued or distributed in respect of any of the Common Stock identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

     3. Shelf Registration Statement. The first sentence of Section 2 of the Agreement is amended in its entirety to read as follows:


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          Within 5 Business Days after the earlier of (i) the date the Company files its Annual Report on Form 10-K for the year ended December 31, 2002 with the SEC (the "2002 Form 10-K") and (ii) the latest date the 2002 Form 10-K is required to be filed with the SEC, the Company shall file with the SEC, and thereafter use its reasonable best efforts to have declared effective as soon as practicable after the filing thereof, a "shelf" Registration Statement (a "Shelf Registration Statement") on Form S-3 or Form S-1, in the event the Company is not "S-3 eligible", pursuant to Rule 415 under the Securities Act covering the resale of any or all of the Registrable Securities, and Registrable Securities issuable (whether or not issued) under the Exchange Agreement.

     4. Provisions of Agreement Not Otherwise Modified. Except as specifically amended by this Amendment, the Agreement is hereby ratified, approved and confirmed and remains in full force and effect.


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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                         TXU CORP.


                                         By: /s/ Kirk Oliver
                                            ------------------------------------
                                               Name:  Kirk Oliver
                                               Title: Treasurer and
                                                        Assistant Secretary


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                                         UXT HOLDINGS LLC


                                         By: /s/ Ari Benacerraf
                                            ------------------------------------
                                               Name:
                                               Title:



                                         UXT INTERMEDIARY LLC


                                         By: /s/ Ari Benacerraf
                                            ------------------------------------
                                               Name:
                                               Title:


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